As filed with the Securities and Exchange Commission on January 8, 2004
                                           Registration Statement No. 333-110388
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-4 ON
                                    FORM S-8*
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                  QUOVADX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400           85-0373486
(STATE OR OTHER JURISDICTION OF                ENGLEWOOD, COLORADO 80111                 (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                     (303) 488-2019                     IDENTIFICATION NUMBER)

   (ADDRESS , INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

              ROGUE WAVE SOFTWARE, INC. 1996 EQUITY INCENTIVE PLAN ROGUE WAVE SOFTWARE, INC. 1997 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                             ----------------------

                             LINDA K. WACKWITZ, ESQ.
                            EXECUTIVE VICE PRESIDENT
                               AND GENERAL COUNSEL
                                  QUOVADX, INC.
                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400
                            ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             ARTHUR F. SCHNEIDERMAN
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                       PROPOSED          PROPOSED
                                                                        AMOUNT          MAXIMUM          MAXIMUM        AMOUNT OF
                     TITLE OF EACH CLASS OF                             TO BE        OFFERING PRICE      AGGREGATE     REGISTRATION
                  SECURITIES TO BE REGISTERED                        REGISTERED (1)    PER SHARE      OFFERING PRICE       FEE
------------------------------------------------------------------------------------------------------------------------------------
Common stock of Quovadx, Inc., $0.01 par value, issuable under
the Plans.......................................................        848,835           (2)               (2)           (2)
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Not applicable. All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of Quovadx, Inc.'s Registration Statement on Form S-4 (File Number 333-110388) initially filed with the Commission on November 12, 2003 and declared effective by the Commission on December 16, 2003.

* Filed as a Post-effective Amendment to such Form S-4 Registration Statement pursuant to the procedure described herein in the section captioned "Introductory Statement."

                             INTRODUCTORY STATEMENT

         On December 16 and December 19, 2003, Quovadx, Inc. (the "Registrant") and its wholly owned subsidiary Chess Acquisition Corporation. ("Purchaser") accepted for exchange and payment all shares of common stock of Rogue Wave Software, Inc. validly tendered by the respective date pursuant to the Registrant's offer to exchange all the outstanding shares of Rogue Wave common stock for the right to receive cash and shares of Registrant common stock (the "Offer"). Also on December 19, 2003, following the acceptance for exchange of the tendered Rogue Wave shares, and pursuant to the Agreement and Plan of Merger, dated as of November 3, 2003 by and among the Registrant, Purchaser and Rogue Wave, the acquisition of all of the outstanding shares of Rogue Wave not acquired pursuant to the Offer was completed through the merger of Purchaser with and into Rogue Wave, resulting in Rogue Wave becoming a wholly owned subsidiary of the Registrant (the "Merger"). In connection with the Merger, each share of Rogue Wave common stock that was not tendered in the Offer (other than shares held by any stockholders that properly exercise their appraisal rights under Delaware law) was automatically converted into the right to receive $4.09 in cash, 0.5292 shares of Registrant common stock and cash for fractional shares, the same consideration payable to stockholders that tendered Rogue Wave shares in connection with the Offer.

         Pursuant to the Merger Agreement, the Registrant assumed the stock option plans of Rogue Wave, and each unexpired and unexercised outstanding option to purchase Rogue Wave common stock was automatically converted into an option to purchase $4.09 in cash and 0.5292 shares of Registrant common stock.

         The Registrant hereby amends its Registration Statement on Form S-4 (File Number 333-110388) by filing this Post-effective Amendment No. 1 on this Form S-8 relating to up to 848,835 shares of Registrant's common stock issuable under the Rogue Wave Software, Inc. 1996 Equity Plan and the Rogue Wave Software, Inc. 1997 Equity Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         o The Registrant's annual report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 31, 2003.

         o The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 13, 2003.

         o The Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 5, 2003.

         o The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2003, filed with Commission on November 3, 2003.

         o The Registrant's current report on Form 8-K, dated August 14, 2003, filed with the Commission on August 14, 2003.

         o The Registrant's current report on Form 8-K, dated September 8, 2003, filed with the Commission on September 9, 2003.

         o The Registrant's current report on Form 8-K, dated September 19, 2003, filed with the Securities and Exchange Commission on September 24, 2003.

         o The Registrant's current report on Form 8-K, dated November 3, 2003, filed with the Commission on November 4, 2003.

         o The Registrant's current report on Form 8-K, dated December 19, 2003, filed with the Commission on December 22, 2003.

         o The description of the Registrant's common stock contained in its registration statement on Form 8-A, filed with the Commission on February 1, 2000 and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock in this offering has been passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XIII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the maximum extent and manner permitted under Delaware law. Delaware law provides that directors of a corporation will not be held personally liable for monetary damages for breach of their fiduciary duties as directors, except for breaches of the duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases, redemption or other distributions, and transactions from which a director derives an improper benefit.

         Article VI of the Registrant's Bylaws provides that it must indemnify its directors and officers and may indemnify its employees and agents to the maximum extent and manner permitted under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Article VI of the Registrant's Bylaws also permit it to obtain insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

         The Registrant has entered into agreements with its directors and officers, in addition to indemnification provided for in its Bylaws. These agreements, among other things, provided that the Registrant will indemnify each of its directors and officers for various expenses, including attorney's fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or arising out of their services as one of its directors or officers, any subsidiaries or any other company or enterprise to which he or she provides services at its request. In addition, the Registrant maintains directors' and officers' insurance providing indemnification for its directors and officers. The Registrant believes that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER                                 EXHIBIT
       -------                                -------
        4.1            Rogue Wave Software, Inc. 1996 Equity Incentive Plan.

        4.2            Rogue Wave Software, Inc. 1997 Equity Incentive Plan.

        5.1*           Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

        23.1*          Consent of Ernst & Young LLP, Independent Accountants.

        23.2*          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

        23.3*          Consent of Counsel (included in Exhibit 5.1).

        24.1*          Power of Attorney (see signature page).

        -----------

        *Previously filed.

ITEM 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 8th day of January, 2004.

                                 QUOVADX, INC.

                                 By:      /s/ Gary T. Scherping
                                    --------------------------------------------
                                    Gary T. Scherping
                                    Executive Vice President and Chief Financial
                                    Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                                    DATE
                ---------                                      -----                                    ----

                   *                        President and Chief Executive Officer                 January 8, 2004
--------------------------------------         (Principal Executive Officer) and Director
            Lorine R. Sweeney

         /s/ Gary T. Scherping              Senior VP of Finance and Chief Financial              January 8, 2004
--------------------------------------         Officer (Principal Financial and
            Gary T. Scherping                  Accounting Officer)

                   *                        Chairman of the Board and Director                    January 8, 2004
--------------------------------------
            Jeffrey M. Krauss

                   *                                             Director                         January 8, 2004
--------------------------------------
              Fred L. Brown

                   *                                             Director                         January 8, 2004
--------------------------------------
            J. Andrew Cowherd

                   *                                             Director                         January 8, 2004
--------------------------------------
             James B. Hoover

                   *                                             Director                         January 8, 2004
--------------------------------------
           Charles J. Roesslein

                   *                                             Director                         January 8, 2004
--------------------------------------
             James A. Gilbert


*By    /s/ GARY T. SCHERPING
   -----------------------------------
       Gary T. Scherping
       Pursuant to Powers of Attorney filed previously
       with the Securities and Exchange Commission

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                        EXHIBIT
       -------                       -------
        4.1            Rogue Wave Software, Inc. 1996 Equity Incentive Plan.

        4.2            Rogue Wave Software, Inc. 1997 Equity Incentive Plan.

        5.1*           Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

        23.1*          Consent of Ernst & Young LLP, Independent Accountants.

        23.2*          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

        23.3*          Consent of Counsel (included in Exhibit 5.1).

        24.1*          Power of Attorney (see signature page).


        ------------

        *Previously filed.